UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2024

ALCHEMY INVESTMENTS ACQUISITION CORP 1
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41699	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Library Avenue, Suite 204-F

Newark, DE 19711

(Address of principal executive offices, including zip code)

(212) 877-1588

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	ALCYU	The Nasdaq Stock Market, LLC

Class A Ordinary Share, par value $0.0001 per share	ALCY	The Nasdaq Stock Market, LLC

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	ALCYW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2024 Alchemy Investments Acquisition Corp 1 (the “Company”), held the annual general meeting (the “Annual Meeting”). The shareholders of the Company approved the following proposals at the Annual Meeting: (a) as a special resolution, to amend the Company’s Articles of Association as a special resolution, to provide the Company the right to extend the date by which it has to complete a business combination for a three month extension or until February 9, 2025, then on a month-to-month basis thereafter, as determined by the Directors in their sole discretion, until September 9, 2025, by placing $90,000 into the trust account held at Continental Stock & Transfer Company for the three month period, then $30,000 per month thereafter until September 9, 2025, (the “Charter Amendment Proposal”); and (b) as an ordinary resolution, a proposal to consider and vote to ratify the appointment of Marcum LLP as the independent registered public accounting firm for the fiscal year December 31, 2024 (the “Ratification of Auditors Proposal”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 31, 2024, the Company held the Annual Meeting. On October 4, 2024, the record date for the Annual Meeting, there were 14,970,500 ordinary shares entitled to be voted at the Annual Meeting. This includes 14,970,499 Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), and one Class B ordinary share, par value $0.0001 per share (“Class B Share”), after the one-for-one exchange of 2,874,999 Class B Shares for the same number of Class A Shares on October 22, 2024 (together being the issued and outstanding ordinary shares of the Company, referred to as the “Shares”). At the meeting, 11,144,541 of such Shares or 74.44% were represented in person or by proxy.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

1. Charter Amendment Proposal

Shareholders approved the proposal to amend the Company’s Articles of Association as a special resolution, giving the Company the right to extend the date by which it has to complete a business for a three month extension or until February 9, 2025, then on a month-to-month basis thereafter, as determined by the Directors in their sole discretion, until September 9, 2025. Approval of the Charter Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding Ordinary Shares voted in person or by proxy at the Annual Meeting or any adjournment thereof. The Extension Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,140,731	1,003,810	0	0

2. Ratification of Auditors Proposal

Shareholders approved as an ordinary resolution, to consider and vote to ratify the appointment Marcum LLP as the independent registered public accounting firm for the fiscal year December 31, 2024. Approval of the Ratification of Auditors Proposal required an ordinary resolution under Cayman Islands law by the affirmative vote of a simple majority of the votes cast by the holders of the Ordinary Shares and Public Shares entitled to vote, in person or by proxy, at the Annual Meeting or any adjournment thereof. The Ratification of Auditors Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,090,615	53,826	0	0

Item 8.01. Other Events.

Immediately after the Annual Meeting, the Company extended the time to complete the business combination by three months from November 9, 2024 until February 9, 2025 and will deposit $90,000 into the trust account by November 9, 2024.

In connection with the shareholders’ vote at the Annual Meeting of shareholders held by the Company on October 31, 2024, 10,438,037 Class A Shares were tendered for redemption, leaving 4,532,462 Class A Shares, which includes the 2,874,999 Class A shares that were issued in exchange for the Class B shares on October 22, 2024, and one Class B Share. As a result, approximately $114,357,720 (or approximately $10.95 per share) will be removed from the Company’s trust account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company since that date. After the redemptions, approximately $11,634,723 will remain in the Company’s trust account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Memorandum & Articles of Association dated October 31, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCHEMY INVESTMENTS ACQUISITION CORP 1

Dated: November 5, 2024	By:	/s/ Mattia Tomba
Name: Mattia Tomba
Title: Co-Chief Executive Officer